United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 1, 2010

Date of Report

[Date of Earliest Event Reported]

RxBids

(Exact name of Registrant as specified in its Charter)

Nevada	000-53373	20-1226081
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

9050 W. Warm Springs Rd. #12-2129

Las Vegas, Nevada, 89148

 (Address of Principal Executive Offices)

(702) 540-2222

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 1, 2010, the Board of Directors and the stockholders identified below, who  collectively beneficially own 2,933,001 shares of the common stock of RxBids, a Nevada corporation (the “Company,” “we,” “us,” and words of similar import), or approximately 55.6% of the Company’s outstanding voting securities (the “Majority Stockholders”), unanimously adopted the Company’s Amended and Restated Articles of Incorporation.

The names and number of shares held by the Majority Stockholders are as follows:

No. of Shares

Percentage of

Name

Beneficially Owned

Outstanding Shares

Mack Bradley

2,000,000

37.9%

Russel K. Christensen and

250,000

  4.7%

Kathleen W. Christensen

Thomas J. Howells

   174,334

  3.3%

Travis T. Jenson

   174,334

  3.3%

Kelly Trimble

   174,333

  3.3%

Trescha Peeples

   160,000

  3.0%

Totals

2,933,001

55.6%

The amendments to our Articles of Incorporation: (i) amend Article IV of our Articles of Incorporation to increase our authorized common stock from twenty million (20,000,000) shares to one hundred million (100,000,000) shares, while retaining the par value at one cent ($0.01) per share; (ii) amend Article IV of our Articles of Incorporation to create a class of ten million (10,000,000) shares of preferred stock having a par value of one cent ($0.01) per share, with the Company’s Board of Directors to have the right to set the series, classes, rights and preferences of such preferred stock without stockholder approval; (iii) delete a provision from Article IV of our Articles of Incorporation that provides that “the holder of a bond, debenture or other obligation of the corporation may have any of the rights of a stockholder”;  (iv) add a provision to Article VIII of our Articles of Incorporation to permit our Board of Directors, without stockholder approval, to amend the Company’s Articles of Incorporation to change the Company’s name to any name that conforms with any business or industry that the Board of Directors determines that the Company should engage in or which conforms with the name or names of any properties, businesses or companies acquired by the Company; (v) add a provision to Article VIII of our Articles of Incorporation to permit the Company’s Board of Directors, without the approval of the stockholders, to adopt any re-capitalization affecting the outstanding securities of the Company by effecting a forward or reverse split of all of the outstanding securities of the Company, with appropriate adjustments to the Company’s capital accounts; and (vi) add a provision to Article VI our Articles of Incorporation to exempt the Company from the Nevada Control Share Acquisitions Act, consistent with Article 8.04 of the Company’s Bylaws and NRS Section 78.378.

On October 4, 2010, we filed with the Securities and Exchange Commission a preliminary information statement with respect to the above-referenced matters.  Our Amended and Restated Articles of Incorporation will become effective on the opening of business on November 26, 2010, or a date that is at least 21 days from the mailing of our definitive information statement to our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

RxBids, a Nevada corporation

Date:	10/5/2010	By:	/s/ Mack Bradley
Mack Bradley
President

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